SHAREHOLDER AGREEMENT

THIS SHAREHOLDERS AGREEMENT made this 7th day of December, 2022

BETWEEN:

Flywheel Advanced Technology, Inc. of 123 West Nye Lane, Suite 455, Carson City, Nevada, United States of America (Shareholder holding 70% equity in Blue Print Global Limited as at the date first written above) ("Party A")

and

So Ha TSANG of 19D, Block 7, Tsui Chuk Garden, Wong Tai Sin, Kowloon, Hong Kong (Shareholder holding 15% equity in Blue Print Global Limited as at the date first written above) ("Party B")

and

Sau Ping LEUNG of Room 2302, Block L, Luk Yeung Sun Chuen, Tseun Wan, New Territories, Hong Kong (Shareholder holding 15% equity in Blue Print Global Limited as at the date first written above) ("Party C")

BACKGROUND:

A. Blue Print Global Limited ("The Company" or "BPGL") is incorporated under the laws of the British Virgin Islands ("BVI") whose BVI Company Number is 2112890.
B. The Shareholders have decided to enter into this agreement (the "Agreement") to govern their respective interests, obligations, liabilities, ownership and rights in the Company.
C. All of the Shareholders have executed this Agreement.
D. The Company has executed this Agreement for the purpose of acknowledge notice of this Agreement and for the purpose of making certain representations.

IN CONSIDERATION OF the premises and mutual covenants and agreements in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Interpretation

1. In this Agreement

   a. "Articles" means the Company's Article of Incorporation or Articles of Association, as the case may be;
   b. "Board" means the board of directors of the Company;
   c. "Business Day" means a day other than a Saturday or Sunday or statutory holiday;
   d. "Fair Market Value" means the fair market value as determined by this Agreement;
   e. "Financial Statements" means the financial statements of the Company, prepared in accordance with Hong Kong generally accepted accounting principles;
   f. "Party" or "Parties" means all of the Shareholders and the Company;
   g. "Share" or "Shares" refers to one or more shares in the capital of the Company;
   h. "Shareholder" means any one of the Shareholders who is or later becomes a Shareholder in the Company;
   i. "Shareholders" means any two or more of the Shareholders who are or later become Shareholders in the Company.

Shareholder Agreement

2. This Agreement will govern the relationship of the Shareholders to the extent permitted by law. Where this Agreement requires that an act be done or a state of affairs be effected and that act is done or that state of affairs is effected by action of the Board, the requirement will be read as requiring the Shareholders to do everything in their power to bring about that act or effect that state of affairs and not as requiring the Board to comply with this Agreement. This Agreement is not intended to restrict the Board's power to manage and supervise the Company, nor is it intended to fetter the discretion of any of the directors of the Board.

Articles

3. For the purposes of interpreting this Agreement and the Shareholders rights and obligations under this Agreement, the Articles will be read as being subject to the provisions of this Agreement. The Articles will not be amended or repealed except by written Agreement of all of the Shareholders.

Warranties

4. The Company warrants that it has the necessary corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.
5. Each Shareholder warrants that he or she is not prevented by reason of law or any other contractual agreement from entering into this Agreement.

Capital Requirements of the Company

6. If all of the Shareholders determine by written resolution that the Company requires additional funds to meet the Company's obligations to its creditors or to achieve the purpose for which the Company was incorporated Flywheel Advanced Technology, Inc. will provide the Company with an interest-bearing Shareholder loan (the "Loan") at an annual interest rate equating to the Hong Kong Interbank Offered Rate, quoted as an annual rate for a 1 month period, prevailing at close of business on the next Business Day immediately after the Loan is granted plus 3%.

Pre-Emptive Rights

7. Subject to the limitations on pre-emptive rights in the laws of BVI, and subject to the Articles, any Shares issued by the Company will be offered and issued in accordance with the following provisions:
    a. The Shares will be offered first to the Shareholders of the class of Shares being issued (the "First Offer") on a pro rata basis.
    b. Any Shares remaining after the First Offer will be offered on an equal basis to the other Shareholders of that class (the "Second Offer") for not less than the subscription price specified in the First Offer and on terms not more favorable than those in the First Offer.
    c. Any Shares remaining after the Second Offer will be offered on an equal basis to all Shareholders in the Company (the "Third Offer") for not less than the subscription price specified in the Second Offer and on terms not more favorable than those in the First Offer.
    d. Any Shares remaining after the Third Offer may be offered to any person or persons (the "Final Offer") for not less than the subscription price specified in the Third Offer and on terms not more favorable than those in the First Offer.

8. The First Offer, the Second Offer, the Third Offer and the Final Offer (collectively and individually the "Offer") will be in writing and will specify:
    a. the subscription price at which the Shares are offered;
    b. the date by which the Offer must be accepted, which will be not less than 10 Business Days from the date on which the Offer is made;
    c. the terms of the Offer; and
    d. the closing date for the transaction, which will be between 30 and 90 Business Days from the date on which the Offer is accepted.
9. If the Offer is not accepted within the time period specified for accepting the Offer, the Offer will be deemed to be declined.
10. Shares will not be issued unless:
    a. the subscriber is a party to this Agreement; or
    b. the subscriber agrees to be bound by and to become a party to this Agreement and gives a written and legally binding undertaking to be bound by and become a party to this Agreement.

Restriction on Transfer or other Disposal of Interest

11. Shareholders will not and will not agree to directly or indirectly sell, assign transfer, give pledge, hypothecate or otherwise dispose of or in any other way encumber any Shares or any interest in any Shares and will not create any security interest in or grant any option with respect to any Shares or any interest in any Shares, except in accordance with the express provisions of this Agreement or except with the prior written approval of all of the Shareholders.

Death or Incapacity of Shareholder

12. If a Shareholder dies or becomes incapable (the "Incapacitated Shareholder") of performing duties that the Shareholder is required to perform as a director or officer or as otherwise imposed by this Agreement by reason of sickness, injury, mental or physical incapacity ("Incapacity") and it appears as though the Incapacitated Shareholder will not recover so as to be able to perform those duties within 90 days of the Incapacity, the other Shareholders will purchase all of the Incapacitated Shareholder's Shares at Fair Market Value as soon as practicable but not later than 6 months after the Incapacity. If there is more than one other Shareholder purchasing the Incapacitated Shareholder's Shares, each Shareholder will, subject to the prior written agreement of the other purchasing Shareholders, purchase an

equal amount of the Incapacitated Shareholder's Shares. Each Shareholder may obtain insurance on the life of any other Shareholder in an amount not exceeding the estimated Fair Market Value of that Shareholder's Shares. The proceeds from any such life insurance will be used for the sole purpose of purchasing a deceased Shareholder's Shares.

Dispute Resolution

13. In the event a dispute arises between two or more Shareholders, the Shareholders will attempt to resolve the dispute through friendly consultation. If the dispute is not resolved within a reasonable period, then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of Hong Kong Special Administrative Region ("HKSAR"). The arbitration's award will be final, and judgment may be entered upon it by any court having jurisdiction within HKSAR.
14. The dispute resolution process may be commenced by any of the Shareholders by the delivery of written notice (the "Notice of Dispute") to all other Shareholders. The notice will specify the dispute to be arbitrated, the issues of fact and law to be determined and the proposed arbitrator.
15. Any Shareholder may object to a proposed mediator and propose an alternate by delivering a written notice of objection to all other Shareholders within 15 Business Days of receiving the Notice of Dispute. All of the proposed mediators will jointly appoint a mediator. If the proposed mediators are unable to agree upon a mediator, any party to the dispute may apply to the Court for the appointment of a mediator.
16. Any Shareholder may object to a proposed arbitrator and propose an alternate by delivering a written notice of objection to all other Shareholders within 15 Business Days of receiving the Notice of Dispute. All of the proposed arbitrators will jointly appoint an arbitrator. If the proposed arbitrators are unable to agree upon an arbitrator, any party to the dispute may apply to the Court for the appointment of an arbitrator.
17. If no Shareholder objects by written notice to the proposed mediator or arbitrator within 15 Business Days of receiving the Notice of Dispute, the proposed mediator or arbitrator will be presumed acceptable.
18. Every mediator and arbitrator, and all proposed mediators and arbitrators will be at arm's-length from every Party to this Agreement and will not have any interest in the dispute.

19. The mediator or arbitrator will, subject to applicable legislation, determine the procedure for hearing the dispute but will give written reasons for material findings of fact and a written decision.
20. The mediator or arbitrator will determine the liability among the parties to the dispute for the cost of the dispute resolution process and for the payment of the mediator or arbitrator.

Shot Gun Provision

21. If any of the Shareholders have a dispute (a "Material Dispute") regarding:
    a. the manner in which the affairs of the Company are to be conducted;
    b. the business in which the Company should engage; or
    c. any other matter where the disagreement is of such a nature that it is likely to prejudice the operations or profitability of the Company

    and if the Material Dispute cannot be resolved within a reasonable period or through the mediation and arbitration provisions included in this Agreement, then any Shareholder (the "Initiating Shareholder") may initiate a forced buy or sell agreement (the "Shot Gun Provision").

22. If there are only two Shareholders to this Agreement at the time this Shot Gun Provision is utilized, the Initiating Shareholder will give a written offer (the "Offer") to the other Shareholder (the "Offeree") specifying the price per Share (the "Price") at which the Initiating Shareholder is willing to:
    a. sell all of the Shares owned by the Initiating Shareholder; or
    b. purchase all of the Shares owned by the Offeree.
23. The Offeree will, within 15 Business Days of receiving the Offer, give notice to the Initiating Shareholder indicating that the Offeree has elected to either:
    a. purchase the Initiating Shareholder's Shares at the Price; or
    b. sell the Offeree's Shares at the Price.
24. If the Offeree does not respond to the Offer before 5 o'clock in the afternoon on the 15th Business Day after the date on which the Offer was received, the Offeree will be deemed to have agreed to sell the Offeree's Shares to the Initiating Shareholder at the Price.
25. If the Offeree elects to purchase the Initiating Shareholder's Shares, the Offeree will tender a certified check for the Price within 10 Business Days of notifying the Initiating Shareholder that the Offeree has elected to purchase the Initiating Shareholder's Shares, and the

Initiating Shareholder will transfer or cause to be transferred to the Offeree all of the Initiating Shareholder's Shares on receipt of the Price.

26. If the Offeree elects or is deemed to elect to sell the Offeree's Shares to the Initiating Shareholder, the Initiating Shareholder will tender a certified check for the Price within 10 Business Days of either the date on which the Initiating Shareholder receives notice that the Offeree has elected to sell the Offeree's Shares or the date on which the Offeree is deemed to have elected to sell the Offeree's Shares to the Initiating Shareholder, and the Offeree will transfer or cause to be transferred to the Initiating Shareholder all of the Offeree's Shares on receipt of the Price.
27. Failure to make a payment required by this Shot Gun Provision or failure to transfer the Shares as required by this Shot Gun Provision will be deemed to be a breach of contract and the non-defaulting party will, in addition to any other remedies available by statute or at law or equity, be entitled to and may elect to, by written notice within 30 Business Days of the default, purchase the defaulting party's Shares at 75% of the Price.
28. If there are more than two Shareholders to this Agreement, the Initiating Shareholder may make an Offer to one of the other Shareholders, and the procedure in this Shot Gun Provision will apply as if there were only two Shareholders. The Initiating Shareholder may also make an offer to the other Shareholders as a group, and the other Shareholders will either come to an agreement among themselves to buy the Initiating Shareholder's Shares or will, as a group, elect to sell all of their Shares to the Initiating Shareholder, and the procedure in this clause will apply.

Right of First Refusal

29. Shareholders are prohibited from selling, transferring or otherwise disposing of their Shares or any interest in their Shares unless:
    a. the Shares are first offered at not more than Fair Market Value to the Shareholders of the class of Shares being sold on a pro rata basis ("Offer One"); and
    b. the Shares remaining after Offer One are offered to all other Shareholders on an equal basis ("Offer Two") for not less than the price specified in Offer One and on terms not more favorable than those in Offer One.
30. The Shares remaining after Offer Two may be offered to any person or entity (the "Third Party Offer") for a period of 180 days from the date on which Offer Two was made for not

less than the price specified in Offer Two and on terms not more favorable than those in Offer One.

31. Offer One, Offer Two and the Third Party Offer (collectively and individually the "Offer") will be in writing and will specify:
    a. the price at which the Shares are offered;
    b. the date by which time the Offer must be accepted, which will be not less than 10 Business Days from the date on which the Offer is made;
    c. the terms of the Offer; and
    d. the closing date for the sale of the Shares, which will be between 30 and 90 Business Days from the date on which the Offer is accepted.
32. Any Offer not accepted within the time period specified for accepting the Offer will be deemed to be declined.

<u>Tag-Along Provisions</u>

33. If a transaction involving the sale of Shares to a person, firm, partnership, association, or other entity that was not previously a Shareholder of the Company (a "Third Party") will result in the Third Party acquiring 50% or more of the Shares in the Company, the selling Shareholder or Shareholders ("Selling Shareholder") will not be entitled to sell the Shares unless the Third Party offers the following options to each remaining Shareholder ("Remaining Shareholder"):
    a. The Third Party will offer to purchase any Remaining Shareholder's Shares. This offer will remain open for a period of 90 days from the date on which the Third Party first acquires Shares in the Company.
    b. If the Remaining Shareholder is selling Shares of the same class and series as the Shares purchased by the Third Party, the price will be the same.
    c. If the Remaining Shareholder is selling Shares of a class or series other than the Shares purchased by the Third Party, the price will be the Fair Market Value of the Shares. If the Fair Market Value of the Shares is unknown, the Third Party will bear the cost of determining the Fair Market Value of the Shares.
    d. The Third Party will purchase the Remaining Shareholder's Shares on terms that are substantially similar to and not less favorable to the

Remaining Shareholder than those in the transaction between the Selling Shareholder and the Third Party.

Valuation

34. The Fair Market Value of the Shares will be determined as follows:

a. The Shareholder or Shareholders desiring the valuation will give written notice to all other Shareholders that a valuation is required (the "Valuation Notice").
b. The Valuation Notice will specify the reason for the valuation and will name three (3) or persons that specialize in and have substantial experience in business valuation that are at arm's-length from all Parties (the "Potential Valuators").
c. the Shareholders receiving the Valuation Notice will select one of the Potential Valuator's to act as the valuator (the "Valuator").
d. The Valuator will value the Shares in accordance with generally accepted accounting principles in the jurisdiction in which the Company is incorporated or continued.
e. The Shareholders will share the cost of valuation on a pro rata basis.

Dividends

35. Subject to corporate law solvency requirements and to the extent permitted by law and after payment of any Shareholder loans and after establishing sufficient reserves for the normal operation of the Company's business activities and debt serving requirements, 90% of the Company's profits will be distributed by way of dividend. Dividends will be distributed quarterly.

Conflict of Opportunities and Non-Competition

36. Each Shareholder agrees that any business opportunity that comes to the attention of the Shareholder while the Shareholder is a Shareholder, director, officer or employee of the Company and that is similar to or that relates to the current or anticipated business opportunities of the Company or that arises out the Shareholder's connection with the Company, belongs to the Company.

37. Each Shareholder agrees that while a Shareholder, director, officer or employee of the Company and for a period of 6 months after ceasing to be a Shareholder, director, officer or employee of the Company, the Shareholder will not, solely or jointly with others:
    a. undertake, plan, organize or be involved in any way with any business or any business activity that competes with the current or anticipated business of the Company in the geographic area in which the Company carries on its usual business; or
    b. divert or attempt to divert from the Company any business the Company enjoyed, solicited, or attempted to solicit from its customers, prior to the Shareholder ceasing to be a Shareholder.
38. Each Shareholder agrees that for so long as the Shareholder is a Shareholder, director, officer or employee of the Company, the Shareholder will not engage or participate in any other business activities that conflict with the best interests of the Company.

Non-Solicitation

39. Each Shareholder agrees that while a Shareholder, director, officer or employee of the Company and for a period of 6 months after ceasing to be a Shareholder, director, officer or employee of the Company, the Shareholder will not in any way, directly or indirectly, induce any Shareholder, director, officer or employee of the Company to leave their position with the Company or to compete in any way with the Company and will not interfere with the Company's relationship with its other Shareholders, directors, officers or employees. Such enticement or interference would be harmful and damaging to the Shareholders and to the Company.

Notice of this Agreement on Share Certificates

40. Any and all share certificates issued by the Company will have subscribed on them the following notice, or a notice in substantially the following form:
    a. The shares represented by this certificate are subject to the provisions of a shareholder agreement, made the 7th day of December, 2022, which restricts the right to sell, transfer or encumber any shares in the Company, including the shares represented by this certificate. Notice of the said agreement is hereby given. A copy of the said agreement may be obtained by sending a written request to the Board of Directors for the Company.

Effective Date and Term

41. This Agreement will come into effect on the date of its execution.
42. This Agreement will remain in effect until the earliest of:
    a. the date specified in a written agreement, signed by all of the Shareholders, terminating this Agreement; or
    b. the bankruptcy, winding-up or dissolution of the Company.

Address for Notice

43. Service of all notices under this Agreement will be sufficient if delivered personally or mailed certified, return receipt requested, postage prepaid, to the following addresses:
    a. Flywheel Advanced Technology, Inc.
       123 West Nye Lane, Suite 455,
       Carson City, Nevada, United States of America
    b. So Ha TSANG
       19D, Block 7, Tsui Chuk Garden,
       Wong Tai Sin, Kowloon, Hong Kong
    c. Sau Ping LEUNG
       Room 2302, Block L, Luk Yeung Sun Chuen,
       Tseun Wan, New Territories, Hong Kong

44. Any Shareholder may, on written notice to all other Shareholders and the Company, change the Shareholder's address for notice under this Agreement. If the Company's registered address changes, the Company may, on written notice to all Shareholders, change its address for notice under this Agreement.

Severability

45. If there is a conflict between any provision of this Agreement and the BVI Business Companies Act, 2004 (the "Act"), the Act will prevail and this Agreement will be amended in order to comply with the Act. Further, any provisions required by the Act are incorporated into this Agreement.
46. If there is a conflict between any provision of this Agreement and any form of Agreement prescribed by the Act, that prescribed form will prevail and such provisions of the Agreement will be amended or deleted as necessary in order to comply with that prescribed form.

Further, any provisions that are required by that prescribed form are incorporated into this Agreement.

47. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement and the remaining provisions had been executed by the Parties subsequent to the expungement of the invalid provision.

General Provisions

48. This Agreement will not be amended or modified except by the written agreement of all the Shareholders. All Shareholders, without the consent of the Company, may modify, amend or rescind this Agreement.
49. This Agreement constitutes the entire agreement between the Parties and supersedes any previous agreement or representation with respect to the matters set forth in this Agreement, and there are no conditions, warranties, representations, agreements, express or implied, relating to such matters.
50. This Agreement will be governed by the laws of HKSAR.
51. Headings are inserted for the convenience of the Parties and for the purpose of interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa. Words in the neuter mean and include the masculine and feminine and vice versa.
52. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Parties.
53. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.
54. Time is of the essence in this Agreement.
55. The Parties will do all acts and things and execute all documents that are reasonably necessary or advantageous to enforce this Agreement according to its tenor and intent and each Party will bear that Party's own expenses in connection with the same.
56. All dollar amounts in this Agreement refer to Hong Kong Dollars, and all payments required to be paid under this Agreement will be paid in Hong Kong Dollars unless the Parties agree otherwise.
57. No Party will be liable in damages or have the right to terminate this Agreement for any delay or default in performance if such delay or default is caused by conditions beyond that

Party's control including, but not limited to acts of God or government restrictions, wars, insurrections, natural disasters, such as earthquakes, hurricanes or floods and/or any other cause beyond the reasonable control of the Party whose performance is affected.

IN WITNESS WHEREOF the Parties have executed this Agreement on this 7th day of December, 2022.

Signatures are on next page

Understood and Agreed:

Party	**Signature**
Party A: **Name: Flywheel Advanced Technology, Inc.**	
Party B: **Name: So Ha TSANG**	
Party C: **Name: Sau Ping LEUNG**	